Exclusive Distribution Agreement

This agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1.	Contracting Parties

	Supplier:	Shenzhen Commonpraise Co., Ltd
Jinglong Avenue South, Shahu Community Pingshan
New Pingshan District, Guangdong Province, PRC.
Postal Code: 518118
Tel: 86-755-89663198 Fax: 86-755-83432298
(Hereinafter called “party A”)

	Distributor:	Degaro Innovation Corp.
Attn: Sherryl Briscoe
St. Anne Parish, Jamaica
(Hereinafter called “party B”)

Party A hereby appoints Party B, and the Party B hereby accepts the appointment to act as the exclusive sales Distributor for the country of Jamaica to sell the product mentioned below exclusively for a period of six months.

2.	Products and Quantity or Amount

Commodity: Residential and Commercial Solar Energy Systems

It’s mutually agreed that Party B shall undertake to buy not less than 10 of the aforesaid systems during the first six months from Party A, of which exclusivity will become effective after the delivery of the initial sample order which Party B should place to Party A in the first month, and the sample order should be no less than 2KW system. If 10 solar energy systems have been purchased in this six month period, the exclusivity agreement shall continue for one full year thereafter. If party B fails to purchase 10 systems in the six month period, the exclusivity agreement will be voided but Part B will continue to act as a distributor of systems from Party A on a non-exclusive basis.

It’s mutually agreed that Party A shall undertake to guarantee production to Party B not less than 10 of the aforesaid systems during the first six months from the effective date of this Agreement.

3.	Distributor’s Sales Territory

The sales territory designated hereto is the geographical area of Jamaica as the area mutually agreed upon for which Party B shall have sales responsibility and in which Party B will exert its effort for sales, marketing, and distribution of the aforesaid products.

4.	Terms of Sales

The quantities, prices and shipments of the systems stated in this agreement shall be confirmed in each transaction, the particulars of which are to be specified in the proforma invoice signed by Party A and Party B.

5.	Payment

After confirmation of the order, Party B shall arrange a 30% deposit by T/T prior to production in favor of Party A within the time stipulated in the relevant proforma invoice, and 70% of the balance will be paid before Delivery.

6.	Party B’s Responsibilities

	a.	Generate and stimulate interests in the solar systems and furnish information to Party A in regard to marketing, sales, distribution, and prospective purchasers of the aforesaid products.

	b.	Participate in the sales promotion activities to benefit and improve sales of the aforesaid solar systems and assist and advise Party A in this regard.

7.	Party A’s Responsibilities

	a.	Endeavor to maintain the delivery conditions on all orders accepted by the Party A.

	b.	Provide Party B to the full extent, with sales, technical information and assistance regarding the aforesaid products.

	c.	Keep Party B informed of specification or changes regarding the aforesaid products.

	d.	Party A provides spare parts free supply on each order (1% of each order) to Party B.

	e.	Party B will offer a One year warranty on the batteries and inverters, and 5 year warranties on solar panels

8.	Delivery

Unless otherwise specifically provided in the sales confirmation, Delivery of the products shall be F.O.B Yantian or Shekou Port, and the date of the bill of lading shall be taken to be the date of delivery of the products. Party A shall not be liable for delays in delivery or failure to manufacture due to strikes, lock-outs, riots, civil commotions, insurrections, wars, acts of God, operation of law or any other causes beyond its control.

9.	Warranty

	a.	Party A hereby warrants to Party B that the Products delivered under this agreement will be free from defects in material and workmanship.

	b.	Party A hereby warrants to Party B that the Products delivered under this agreement will carry the following warranties:

i.	Solar panels: 5 Years

ii.	Batteries: 1 Year

iii.	Controller and inverter: 1 Year

c.	Party A warrants further that:

	i.	Party A has full power, capacity and authority to execute and enter into this Agreement;

	ii.	The entering into of this Agreement by Party A and the implementation of its terms will not result in the breach of any other agreement to which Party A may be party;

	iii.	Where the Products are supplied by reference to a sample, the Products will correspond with the sample;

	iv.	The Products will comply with all statutory requirements and regulations of the Territory relating to:

		1.	the safety, manufacture, packaging, labeling, transportation and sale of the Product; and

		2.	the nature, substance, quality, weight and measurement of the Product;

d.

Without prejudice to any other remedy, if any Commodity is supplied in breach of warranty or representation given by Party A, Party B may require Party A to supply replacement Commodity immediately, or Part B may issue a Debit Note for Part A with the defected goods evaluated at purchasing currency.

10.	Duration & Termination

This Agreement will be exclusive in the first month following the contract date. if Part A get a sample order of at least 2KW system from Party B, this “Agreement” will continue to be exclusive for another period of 5 month following, otherwise, it will be become non-exclusive after the first month, during the 5 months party B promises 9 other samples order to Party A, if this failed in the 5 months, this agreement will become non-exclusive. If either party wishes to extend this agreement, he/she shall notice in writing not less than thirty (30) days prior to expiration date. This Agreement shall continue in effect from the effective date hereof until terminated as follows:

	a.	By an Agreement in writing signed on behalf of the Party A by the President or a Vice-President of the company;

	b.	By either party at will, with or without cause, upon three month’s notice in writing given by registered mail.

11.	Arbitration

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its provisional rules of procedure. The decision made by this commission shall be regarded as final and binding upon both parties. Arbitration fees shall be borne by the losing party, unless otherwise awarded.

12.          Other terms & Conditions

(1) During the effective time of this Agreement, Party A shall not supply the contracted commodity to any other buyer(s) in the above mentioned territory. Direct inquiries, if any, will be referred to Party B.

(2) For any business transaction between governments of both parties, party A may handle such direct dealing as authorized by party A’s government without binding himself to this agreement. Party B shall not interfere in such direct dealing nor shall party B bring forward any demand for compensation there from.

(3) This agreement shall be subject to the terms and conditions in the sales confirmation signed by both parties hereto.

This agreement is signed on         January 6, 2011    and is in two originals; each party holds one.

Party A:	Party B:
/s/ Jasen Wong	/s/ Sheryl Briscoe
(Authorized signature)	(Authorized signature)